CONSULTING AGREEMENT



     THIS CONSULTING AGREEMENT (this "Agreement") is made as of this 9th day of December, 2003 between NATIONAL PENN BANK, a national banking association located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania ("NPB") and JOHN C. SPIER, an individual residing at 31 Pineside Drive, Perkasie, Pennsylvania ("Spier").


                                    Recitals


     WHEREAS ,concurrently with the execution of an agreement and plan of merger among National Penn Bancshares, Inc., a Pennsylvania business corporation and parent holding company of NPB ("NPBC"), NPB and FirstService Bank ("FSB") dated as of September 24, 2002, NPB and Spier entered into an Employment Agreement whereby NPB agreed to employ Spier in various positions, including as Chairman and CEO of the FirstService Bank Division of National Penn Bank ("Employment Agreement"), all effective as of the effective date of the merger of FSB with and into NPB (the "Effective Date"). A true and correct copy the Employment Agreement is attached hereto and made part hereof as Exhibit "A".



     WHEREAS, on the Effective Date, NPB, pursuant to the Employment Agreement, assumed FSB's obligations under the employment agreement ("FSB Employment Agreement") and the Supplemental Executive Retirement Plan ("SERP") previously executed between FSB and Spier. True and correct copies of these agreements are attached hereto and made part hereof as Exhibit "A" to the Employment Agreement.


     WHEREAS, NPB and Spier mutually desire to terminate the Employment Agreement and change the relationship between the parties from an employment relationship to a consulting relationship on the terms set forth herein.

     In consideration of the terms, conditions and covenants contained herein, and intending to be legally bound, the parties hereby agree as follows:


1.   Engagement.

     NPB hereby engages Spier, and Spier hereby agrees to provide NPB with advisory and consulting services, upon the terms and conditions set forth herein. Spier shall be an independent contractor of NPB for all purposes.

2.   Termination of Employment Agreement.


      NPB and Spier agree to terminate the Employment Agreement effective March 1, 2004 and each party shall have no further obligations thereunder, except as expressly provided for herein.

3.   Term.


     The term of this Agreement shall commence on March 1, 2004 and shall terminate on March 1,2006 ("Term"). In the event of the death of Spier during the Term of this Agreement, NPB shall continue to pay the balance due under paragraph 5 below to Spier's estate within thirty (30) days of the date of Spier's death.


4.   Services.


     Spier agrees to make himself available to render, and shall render at the request of the NPB from time to time, general advising and consulting services to NPB.

     Spier further agrees to render such services conscientiously and to devote his reasonable efforts and abilities thereto, at such time during the term hereof, and in such reasonable manner, as NPB and Spier shall mutually agree, it being acknowledged that, subject to the provisions of Paragraph 9 hereof, Spier's services shall be on a nonexclusive basis and shall be performed at such places and at such times as determined by Spier.

     NPB agrees to indemnify and hold harmless Spier from any claims, loss or liability relating to consulting performed for NPB, except for any claim, loss or liability resulting from Spier's gross negligence or willful misconduct. Spier agrees to indemnify and hold harmless NPB from any claims, loss or liability relating to consulting performed for NPB, except for NPB's gross negligence or willful misconduct.




5.   Compensation.



     NPB agrees to pay Spier as compensation for the performance of services hereunder, and in consideration for the termination of the Employment Agreement, the following:




     a) $396,000, payable in twenty four monthly installments of $16,500 on the first day of each month, commencing on March 1, 2004 and ending on February 1, 2006;

     b) $98,000, which represents the amount of Spier's 2003 performance bonus, payable in one lump sum on or before February 15, 2004;

     c) reimbursement to Spier of Spier's full cost of family health insurance coverage with Keystone Health Plan East (or comparable health insurance coverage) under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or otherwise, for the Term of this Agreement; and

     d) membership at Saucon Valley Country Club, not to exceed $10,000 annually, for Spier and his spouse for calendar years 2004 and 2005, to be paid in two lump sums by January 31, 2004 and January 31, 2005, respectively. NPB acknowledges that the 2004 dues for said membership are $8,280.

     Except as otherwise required by law, NPB shall not withhold any sums from the payments to be made to Spier under this Paragraph 5 for any federal, state or local tax liabilities or contributions, and all withholdings, liabilities and contributions with respect to Spier shall be solely the responsibility of Spier. All payments to be made to Spier pursuant to this Paragraph 5 shall be made by direct deposit into NPB account #015000037 or into such other account as Spier shall direct. Spier shall not be entitled to participate, and shall not participate, in any employee benefit or welfare plan providing benefits to NPB employees, whether presently in force or hereafter adopted.

     NPB shall reimburse Spier for all reasonable business expenses incurred by Spier during the term of this Agreement on behalf of NPB in connection with his performance of services hereunder. Spier shall itemize requests for reimbursement of such expenditures supported by sufficient documentation of the expenditures and explanation of their purpose.




6.   Default.



     a)   Time is of the essence in this Agreement.

     b) A breach by NPB of its obligations to pay Spier the amounts set forth in paragraph 5 hereof on the dates listed above shall constitute a default by NPB under this Agreement. In the event of a default by NPB as described in this paragraph, then in addition to any other remedies available to Spier at law or in equity, Spier shall have the immediate option to declare the entire balance of payments to be made. by NPB pursuant to paragraph 5 hereof immediately due and payable.

     c) A breach by Spier of his non-competition obligations pursuant to Paragraph 9 of this Agreement shall constitute a default by Spier under this Agreement. In the event of a default by Spier as described in this paragraph, then in addition to any other remedies available to NPB at law or in equity, NPB shall immediately terminate all payments remaining to be paid to Spier under Paragraph 5 of this Agreement.


7.   Reaffirmation of Obligations under Supplemental Executive Retirement Plan.




     NPB hereby reaffirms that it has assumed all of FSB's obligations under the SERP agreement entered into between FSB and Spier on September 11, 2001 and that the SERP agreement shall remain in full force and effect and is legally binding upon NPB.

8.   Other Conditions.


     Spier represents and warrants to NPB that he possess the skill, knowledge, background and experience necessary to perform the services to be provided hereunder and that no training or instructions are necessary. NPB shall not provide any training or any instructions.



9.   Non-Competition.


     Spier agrees that, during the Term of this Agreement, he shall not assume any position of employment with any "financial institution" (defined below) nor shall he perform as a consultant for or enter into any consulting agreement, directly or indirectly, with any other financial institution. Any and all previous non-competition agreements, including without limitation section 11 of the FSB Employment Agreement, are hereby null and void and shall have no force or effect. Nothing herein shall be construed to restrict Spier's right to assume any employment for any non-financial institution or to act as a consultant for any non-financial institution. In the event that NPB breaches any term of this Agreement or in the event that NPB or NPBC is merged with or purchased by another entity hereafter, the non-competition clause in this section shall be immediately null and void.

     For the purposes of this paragraph, "financial institution" shall mean and refer to any savings bank, commercial bank, trust company, savings and loan association, building and loan association, cooperative bank, credit union, insurance company or asset management company or any other organization in the financial services industry as determined from time to time by the Board of Governors of the Federal Reserve System.


10.  Non-Disclosure;   Trade  Secrets  and  Confidential  Information;  Code  of
     Conduct.


     a) Spier agrees that the non-disclosure obligations set forth in Section 11 (a) of the FSB Employment Agreement remain in full force and effect.


     b) Spier, during the term of this Agreement and at any time thereafter, will not, without the express written consent of NPB, directly or indirectly, communicate or divulge to, or use for his own benefit or the benefit of any other person, firm, association, corporation, partnership, limited liability company or limited liabIlity partnership, any of NPB's trade secrets, proprietary data or other confidential information, which trade secrets, proprietary data and other confidential information were communicated to or otherwise learned or acquired by Spier in the course of the relationship provided by this Agreement or his prior employment with NPB, except that Spier may disclose such matters to the extent that disclosure is required by a Court or other governmental agency of competent jurisdiction. As long as such matters remain trade secrets, proprietary data or other confidential information, Spier will not use such trade secrets, proprietary data or other confidential information in any way or in any capacity other than as an independent contractor of NPB and to further NPB's interests.

     c) During the term of this Agreement, and at any time thereafter, as applicable, Spier acknowledges and agrees that he will be bound by the terms and provisions of the National Penn Bancshares, Inc., Code of Conduct that apply to agents and independent contractors of NPB, a copy of which is attached to this Agreement as Exhibit "B".


11.  Enforcement.


     Spier recognizes that immediate and irreparable damage will result to NPB if Spier breaches any of the terms and conditions of Paragraphs 9 or 10, and, accordingly, Spier hereby consents to the entry by any court of competent jurisdiction of an injunction against him to restrain any such breach, in addition to any other remedies or claims for money damages which NPB may seek. Spier represents and warrants that his experience and capabilities are such that he can obtain employment in business without breaching the terms and conditions of Paragraphs 9 and 10, and the enforcement thereof by injunction or otherwise will not prevent him from earning a livelihood.



12.  Attorney's Fees.



     a) NPB agrees to pay all legal fees incurred by Spier in connection with the preparation of this Agreement, up to a maximum of $5,000.

     b) In the event a court of competent jurisdiction finds a breach of this Agreement, in addition to the award for the underlying damages, the Court shall award the prevailing party all costs and reasonable attorney's fees incurred in enforcing this Agreement.


13.  Public Announcement.

     Concurrently with the execution of this Agreement, the parties agree to release a public announcement substantially in the form attached hereto as Exhibit "C".


14.  Assignment.

     This Agreement shall be binding upon NPB's successors and assigns, including but not limited to, the compensation obligations to Spier set forth in paragraph 5 above. The services to be performed by Spier set forth in paragraph 4 hereof are personal between NPB and Spier, and Spier may not assign or delegate these duties to any other person or entity without the prior written consent of NPB.



15.  Further Assurances.

     The parties hereto agree to perform any further acts and to execute and deliver any further documents which may be necessary or appropriate to carry out the purposes of this Agreement.

16.  Severability.


     If any provision of this Agreement is held to be unenforceable, invalid or illegal by any court of competent jurisdiction, such unenforceable, invalid or illegal provisions shall not affect the remainder of this Agreement.


17.  Entire Agreement.

     This instrument, together with the provisions of Paragraph 11 (a) of the FSB Employment Agreement, contains the entire agreement of the parties. It may not be changed orally but only in writing signed by the party against whom enforcement of any waiver, charge, modification, extension or discharge is sought.


18.  Laws.


     The validity of this Agreement and the interpretation and performance of all of its terms shall be governed by the substantive laws of Pennsylvania, and any legal action arising from this Agreement shall be brought only in the Bucks County, Pennsylvania Court of Common Pleas and/or the United States District Court for the Eastern District of Pennsylvania.



19.  Waiver.

     Failure of either party hereto to insist upon strict compliance with any of the terms, covenants and conditions hereof shall not be deemed a waiver or relinquishment of any similar right or power hereunder at any subsequent time or of any other provision hereof.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

20.  Survival.

     Paragraphs 10 and 11 of this Agreement shall survive any termination of this Agreement.


     IN WITNESS  WHEREOF,  the NPB has caused this Agreement to be signed by its
corporate  officer  thereunto  duly  authorized,   and  Spier  has  signed  this
Agreement, all as of the date first above written.




                                              NATIONAL PENN BANK:

                                        By:   /s/ Wayne R. Weidner
                                              --------------------
                                              Wayne R. Weidner

                                              Chairman & CEO
                                              --------------------
                                              Print name and Title

                                              JOHN C. SPIER

                                              /s/ John C. Spier
                                              -------------------

                                    EXHIBIT A

The Employment Agreement dated as of September 24, 2002 between National Penn Bank and John C. Spier, including all exhibits, is intentionally omitted. This Agreement, including all exhibits, is Exhibit 10.1 to National Penn's Pre-Effective Amendment No.1 to Registration Statement No. 333-101689 on Form S-4, as filed with the Securities and Exchange Commission on December 31, 2002.